Consent of Independent Auditors

We consent to the use in this Post-Qualification Offering Circular Amendment No. 1 to the Offering
Statement on Form 1-A (No. 024-12541) of MacKenzie Realty Capital, Inc. of our report dated
September 27, 2024, relating to the consolidated financial statements of MacKenzie Realty Capital, Inc.
We also consent to the reference to us under the heading “Independent Auditors” in such Offering
Statement.

/s/ Moss Adams LLP
Campbell, California
June 6, 2025